Exhibit 99.1

NEWS RELEASE

ICF to Present at the William Blair 44th Annual Growth Stock Conference

RESTON, Va. — May 29, 2024—ICF (NASDAQ:ICFI), a global consulting and technology services provider, today announced its participation at the William Blair 44th Annual Growth Stock Conference to be held at the Loews Chicago Hotel, Chicago, Illinois. ICF Chief Executive Officer John Wasson and Executive Vice President of Energy, Environment and Infrastructure Anne Choate will present at 1:40 p.m. Eastern Time on Wednesday, June 5.

A live webcast of the presentation will be available at https://wsw.com/webcast/blair97/icfi/1909950. The replay of the event will be available for 90 days following the conference.

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About ICF

ICF is a global consulting and technology services company with approximately 9,000 employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Investor information contact:
Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:
Lauren Dyke, ICF, lauren.dyke@icf.com, +1.571.373.5577